UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Climate Change Crisis Real Impact I Acquisition Corporation

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On May 14, 2021, EVgo Services LLC’s Chief Executive Officer, Cathy Zoi, spoke on TD Ameritrade Network – The Watch List. Below is a copy of the transcript of the TD Ameritrade Network – The Watch List interview, which is being filed herewith as a soliciting material.

Cathy Zoi, EVgo Services, LLC

TD Ameritrade Network – The Watch List Interview Transcript

May 14, 2021 at 12:00 p.m. ET

Nicole Petallides: Demand for electric vehicles continues to rise and that means the need for more charging stations across our country. One player in that space: EVgo. Cathy Zoi is with us, CEO at EVgo, to give us some of the latest details on this. Tell us all about the company, an update on your planned deal to go public, what’s the very latest for EVgo?

Cathy Zoi: Hey Nicole, nice to be here. EVgo is the largest public fast charging network in the country right now – we’ve got over 800 locations. But that’s just the beginning. With every single car company in the world going electric and that includes the folks that have been around for a long time and a bunch of newcomers. We need charging infrastructure to be able to charge those cars fast – and that’s what EVgo does. When you go to an EVgo station you can probably get a 150 miles of range in 15 minutes. And we focus on being where people are going to be anyway – grocery stores, retail outlets and the like. And we’re moving across the country into new places to make sure that drivers that are thinking about their next car say “Yeah, I want an EV.”

NP: Yeah, I mean 15 minutes of charging, you said a 150 miles of driving – it really is incredible. Tell me about some of the partnerships and how important they are to drive growth opportunities moving forward.

CZ: We’re partnering really closely with carmakers. You may have heard about our partnership with General Motors. We announced last July that we’d be building for GM 2,750 new fast chargers in 40 metropolitan areas across America. And that is in part because GM is investing in getting a whole bunch of new, really terrific EVs to market over the next couple of years. There’s going to be, I think 20 new models by 2023. GM wants to make sure that drivers are excited to buy those cars so we need to have fast charging so people can charge away from home in addition to folks being able to charge at home if they have a garage.

NP: So you’re a huge player in this, across our country doing exactly this. There must be some competition but I guess there’s room for multiple companies to do this because everybody’s going to need a charge.

CZ: The charging ecosystem is – well there’s fast chargers like what we do. We partner not just with car companies but also with site hosts. I was listening to one of your segments just before this – you know, we’ve been talking about what’s been happening with retail. One of the things that retailers now know is to attract foot traffic, they need to provide amenity. And having fast charging in your parking lot, whether you’ve got a shopping mall or a grocery store or the park that’s just behind me – that’s a really important amenity now and in the years to come. So we’re working closely with them. In addition, if you have a garage, you might install a charger in your garage. Some workplaces will put in Level 2 chargers, which take about 6 hours to get a full charge. But for us – our specialty is that, get 150 miles in 15 minutes while you’re going to the grocery store. Don’t have to go to any place special – you just go where you’re going to be anyway, and plug in.

NP: Yeah, and you know the Biden administration has been doing a push for national charging stations, part of the infrastructure bill. What is it within what you’re seeing in the administration – is it going to help a company like yours and people who love EVs?

CZ: I think it’s going to help companies like ours and it’s going to help create lots of new jobs. So it’s going to help the economy. It’s going to help address climate change. This is a triple win. We are really excited about the possibility of accelerating the electrification of the transportation sector. With all the car companies making investments in electrification, it’s going to happen anyway – but we need to happen more quickly for economic, national security and environmental reasons.

NP: I’m starting to think – you know, obviously this is so exciting – but I was reading about Airbnb and all these different companies. And some of them are all newer concepts, but it’s going to take time to continue to grow and have that penetration. And there is demand out there. So is it one year, is it five years, is it 10 years… And as I think about the growth projection here, I also want to be clear on what the ticker symbol is if somebody wants to get in here and trade. CLII is the first part of it, but then there’s a SPAC – is it going to change? Do you know what ticker symbols we should be looking for for investors?

CZ: Yes, so we’re in a SPAC process right now. The ticker as you said right now is CLII. And we expect sometime this quarter, it’ll transfer over to EVGO as the ticker, on the Nasdaq.

NP: Oh, on the Nasdaq – that’s exciting. So when you look at things like Tesla, Nio and Workhorse and all of these companies – do they seem like they’re on the right track? And are we worried about anything, such as chip shortages or anything else for that matter?

CZ: There may be some near-term perturbations with supplies of chips – I mean, we certainly experienced some supply chain delays because of COVID. But I think those are near-term, if at all. This is a mega-trend. We are going through a once in a century sectoral transformation of transportation as it moves away from fossil fuels and moves toward electrification.

NP: Do you think – this is my last part of it – sorry I didn’t mean to interrupt. Schools, every gas station – is there going to be that many charging stations ten years from now, everywhere?

CZ: You’ve asked it exactly the right way. I don’t think that there will be a retail parking lot that doesn’t have charging. Because electricity is everywhere – what we need is just the infrastructure to be able to plug in your car. It’s not just gas stations – it’ll be in apartment buildings, it’ll be in shopping centers, it’ll be in schools. Just about everywhere, you’ll see charging infrastructure.

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Additional Information and Where to Find It

On January 21, 2021, Climate Change Crisis Real Impact I Acquisition Corporation, a Delaware corporation (“CRIS”), and CRIS Thunder Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of CRIS entered into a business combination agreement (as the same may be amended from time to time, the “Business Combination Agreement”) with EVgo Holdings, LLC, a Delaware limited liability company (“Holdings”), EVgo HoldCo, LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdings (the “EVgo”) and EVGO OPCO, LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdings. The transactions contemplated by the Business Combination Agreement are collectively referred to herein as the “business combination.”

In connection with the proposed business combination, CRIS (i) filed a preliminary proxy statement and (ii) expects to file a definitive proxy statement, in each case, with the Securities and Exchange Commission (“SEC”). The definitive proxy statement and other relevant documents will be sent or given to the stockholders of CRIS as of the record date established for voting on the proposed business combination and will contain important information about the proposed business combination and related matters. Stockholders of CRIS and other interested persons are advised to read the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with CRIS’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination because the proxy statement will contain important information about CRIS, EVgo and the proposed business combination. When available, the definitive proxy statement will be mailed to CRIS’s stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov/ or by directing a request to: Climate Change Crisis Real Impact I Acquisition Corporation, 300 Carnegie Center, Suite 150 Princeton, NJ 08540, Attention: Secretary, telephone: (212) 847-0360.

Participants in the Solicitation

CRIS, EVgo, Holdings and their respective directors and executive officers may be deemed participants in the solicitation of proxies from CRIS’s stockholders in connection with the business combination. CRIS’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of CRIS in CRIS’s second amended preliminary proxy statement filed with the SEC on May 10, 2021. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to CRIS’s stockholders in connection with the proposed business combination will be set forth in the definitive proxy statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the definitive proxy statement that CRIS intends to file with the SEC.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this Schedule 14A that are not historical facts may constitute forward-looking statements are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this Schedule 14A, regarding CRIS’s proposed business combination with EVgo, CRIS’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this Schedule 14A, and on the current expectations of the respective management of CRIS and EVgo and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CRIS or EVgo. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the business combination or that the approval of the stockholders of CRIS or EVgo is not obtained; failure to realize the anticipated benefits of business combination; risk relating to the uncertainty of the projected financial information with respect to EVgo; the amount of redemption requests made by CRIS’s stockholders; the overall level of consumer demand for EVgo’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of EVgo’s customers; EVgo’s ability to implement its business strategy; changes in governmental regulation, EVgo’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to EVgo’s business, as a result of the COVID-19 pandemic and government actions and restrictive measures implemented in response; stability of EVgo’s suppliers, as well as consumer demand for its products, in light of disease epidemics and health-related concerns such as the COVID-19 pandemic; the impact that global climate change trends may have on EVgo and its suppliers and customers; EVgo’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, CRIS’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect CRIS’s or EVgo’s financial results is included from time to time in CRIS’s public reports filed with the SEC, as well as the preliminary and the definitive proxy statements that CRIS has filed or intends to file with the SEC in connection with CRIS’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination. If any of these risks materialize or CRIS’s or EVgo’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither CRIS nor EVgo presently know, or that CRIS and EVgo currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect CRIS’s and EVgo’s expectations, plans or forecasts of future events and views as of the date of this Schedule 14A. CRIS and EVgo anticipate that subsequent events and developments will cause their assessments to change. However, while CRIS and EVgo may elect to update these forward-looking statements at some point in the future, CRIS and EVgo specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing CRIS’s or EVgo’s assessments as of any date subsequent to the date of this Schedule 14A. Accordingly, undue reliance should not be placed upon the forward-looking statements.